Exhibit 8.1

September 29, 2025

620 S. Taylor St.

Suite 301

Amarillo, TX 79101

Re:	Fermi LLC

Ladies and Gentlemen:

We have served as counsel to Fermi LLC, a Texas limited liability company, to be converted into Fermi Inc., a Texas corporation (collectively, the “Company”), in connection with, and as described in, the registration statement on Form S-11 (Registration No. 333-290089) (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance and sale by the Company of common stock, $0.001 par value per share (“Stock”), with the Securities and Exchange Commission (the “Commission”).

We inform you that any U.S. federal tax advice contained in this opinion is limited to the one or more U.S. federal tax issues addressed in the opinion. Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus forming a part of the Registration Statement (“Prospectus”), the Second Amended and Restated Company Agreement of Fermi LLC, dated as of August 29, 2025 (the “LLC Agreement”), the form of the certificate of formation of Fermi Inc. filed with the Commission as Exhibit 3.1 to the Registration Statement (the “Charter”), the form of bylaws of Fermi Inc. filed with the Commission as Exhibit 3.2 to the Registration Statement (the “Bylaws”), and such other documentation and information provided to us by the Company, as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, the Company has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed ownership and operations of the Company and the entities in which it holds, has held, or will hold a direct or indirect interest (collectively, the “Company Group”). For purposes of our opinion, we have assumed the correctness of and have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Prospectus, the LLC Agreement, the Charter, the Bylaws, or in any other document. In particular, we note that the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement, the Prospectus, the LLC Agreement, the Charter, the Bylaws, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. No facts have come to our attention that would cause us to question the accurateness and completeness of such facts, statements, representations and covenants. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) each of the Company and each of the entities comprising the Company Group has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents; (ii) there will be no changes in the applicable laws of the State of Texas or of any other jurisdiction under the laws of which any of the entities comprising the Company Group have been formed, which changes could have a material effect on the conclusions set forth herein; (iii) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms; and (iv) the Company will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a REIT for any taxable year.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury Regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. In connection with our opinion, we have made no special investigation or review of any laws (including regulations or judicial or administrative decisions), other than a review of the current federal income tax laws of the United States. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. In addition, this opinion does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company, the Company Group or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with the Company’s short taxable year ending on December 31, 2025, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2025 and thereafter. As noted in the Prospectus, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. The discussion set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as it describes provisions of U.S. federal income tax law and Regulations or legal conclusions with respect thereto, constitutes, in all material respects, an accurate summary under current law of the material U.S. federal income tax considerations of the Company’s qualification as a REIT and the ownership and disposition of the Company’s Stock, subject to the qualifications set forth therein.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared for you in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are an “expert” under the meaning of the Securities Act or that we otherwise are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP

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